EXHIBIT 3
                                                                       ---------



                         [Deloitte & Touche Letterhead]




                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Annual Report of The Descartes Systems Group Inc. on Form 40-F for the year ended January 31, 2002 of our report dated February 22, 2002.

We also consent to the incorporation by reference in this Registration Statements (Nos. 333-10666, 333-11636, 333-13058, 333-13746, 333-13768 and
333-89694) of The Descartes Systems Group Inc. on Form S-8 of our report dated February 22, 2002, appearing in the Annual Report on Form 40-F of The Descartes Systems Group Inc. for the year ended January 31, 2002.



/s/ Deloitte & Touche LLP


Chartered Accountants
July 16, 2002